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                                                                    Exhibit 4.12

                                                                  EXECUTION COPY


                          REGISTRATION RIGHTS AGREEMENT

      This REGISTRATION RIGHTS AGREEMENT, dated as of December 22, 2003 (this "Agreement"), is entered into by and between Ark Land Company, a Delaware corporation ("Ark"), and Natural Resource Partners L.P., a Delaware limited partnership ("NRP").

                                    RECITALS:


      WHEREAS, Ark received 4,796,920 Common Units (the "Ark Common Units") of NRP in connection with the contribution of certain properties to NRP at the time of its initial public offering;

      WHEREAS, pursuant to Section 7.12 of that certain First Amended and Restated Agreement of Limited Partnership of Natural Resource Partners L.P., dated as of October 17, 2002, by and among NRP (GP) LP, a Delaware limited partnership ("NRP GP"), GP Natural Resource Partners LLC, a Delaware limited liability company ("GP NRP"), and the other parties thereto (the "NRP Partnership Agreement"), Ark, an Affiliate (as defined in the NRP Partnership Agreement) of the general partner of NRP, received certain registration rights;

      WHEREAS, as a result of that certain Purchase and Sale Agreement, dated as of December 22, 2003, between Ark and Robertson Coal Management LLC, a Delaware limited liability company, Ark is no longer an Affiliate (as defined in the NRP Partnership Agreement) of the general partner of NRP, and therefore, no longer is entitled to registration rights under the NRP Partnership Agreement;

      WHEREAS, to facilitate the orderly sale of the Ark Common Units by Ark, NRP is willing to provide certain registration rights with respect thereto; and

      WHEREAS, NRP and Ark deem it to be in their respective best interests to enter into this Agreement to set forth such registration rights.

      NOW, THEREFORE, in consideration of the premises and mutual covenants and obligations hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:

      Section 1. Definitions. Except as stated otherwise herein, the following terms have the following meanings:


      "Affiliate" means, with respect to any Person, (i) a director or executive officer of such Person, or (ii) any other Person that, directly or indirectly through one (1) or more intermediaries, controls, is controlled by, or is under common control with such Person. For purposes of this definition, the term "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

      "Business Day" means a day that is not a Saturday, Sunday or other day on which banks in Houston, Texas or New York, New York are authorized or obligated to close.




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      "Commission" means the Securities and Exchange Commission or any other governmental body or agency succeeding to the functions thereof.

      "Common Units" means the common units representing limited partnership interests in NRP.

      "Conflicts Committee" means the Conflicts Committee or other similar committee of GP NRP, the general partner of NRP (GP) (which is the general partner of NRP).

      "Equity Equivalents" means securities that are convertible, exchangeable or exercisable for or into Common Units.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

      "Person" shall be construed broadly and shall include an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

      "Public Offering" means a public offering of Common Units or Equity Equivalents pursuant to a registration statement declared effective under the Securities Act, except that a Public Offering shall not include an offering made in connection with a business combination or otherwise on Form S-4 under the Securities Act (or any successor form) or an employee benefit plan or otherwise on Form S-8 under the Securities Act (or any successor form) or dividend reinvestment plan on Form S-3 under the Securities Act (or any successor form).

      "Registrable Securities" shall mean (i) Ark Common Units; (ii) any Common Units or other securities issued as a dividend or other distribution with respect to or in exchange for or in replacement of the Ark Common Units and
(iii) any then outstanding securities into which the Ark Common Units shall have been changed by any reclassification or recapitalization of the Ark Common Units or otherwise, in each case to the extent and only to the extent such securities are held by the Unitholders; provided, however, that as to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities if (A) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of by the holder in accordance with such registration statement, (B) such securities shall have been sold pursuant to Rule 144 (as defined below) or pursuant to another exemption from registration under the Securities Act, (C) as to the provisions of Section 3 hereof only, at any time the Registrable Securities owned by a Unitholder (together with all Registrable Securities owned by its Affiliates) represent less than 1% of the then outstanding Common Units (adjusted to reflect splits, reclassifications and similar events) and the holder of such securities may sell such securities pursuant to paragraph (k) of Rule 144 and without any limitation as to timing, volume or manner of sale, or (D) such securities shall have ceased to be outstanding.



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      "Requesting Unitholders" means, with respect to any request for registration hereunder, the Unitholders that have requested such registration under Section 2 or Section 3 hereof, as the case may be.

      "Required Unitholders" means, as of the date of any determination thereof, the Unitholders that hold Registrable Securities representing at least a majority (by number of units) of the Registrable Securities, on a fully diluted basis, then held by all of the Unitholders.

      "Rule 144" means Rule 144 promulgated under the Securities Act or any successor rule thereto or any complementary rule thereto (such as Rule 144A).

      "Securities Act" means the Securities Act of 1933, as amended, or any successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

      "Unitholders" means, collectively, (i) Ark and (ii) any Persons which, in the future, may become parties to this Agreement pursuant to Section 12(e) hereof.

      "Unitholders' Counsel" means one (1) counsel chosen by the Requesting Unitholders.

      Section 2. Required Registration.


      (a) Subject to Section 2(b) hereof and commencing on February 1, 2004, if
(i) NRP shall be requested by the Required Unitholders to effect the registration under the Securities Act of Registrable Securities, and (ii) Rule 144 or another exemption from registration is not available to enable the Required Unitholders to dispose of the number of Registrable Securities they desire to sell at the time they desire to do so without registration under the Securities Act, then NRP shall prepare and file with the Commission the registration statement covering such Registrable Securities. A request for a registration under this Section 2 shall: (i) specify the Registrable Securities intended to be offered and sold by the Required Unitholders, (ii) express each such Required Unitholders' present intent to offer such Registrable Securities for distribution, (iii) describe the intended nature and method of the proposed offer and sale of Registrable Securities, and (iv) contain the undertakings of each such Required Unitholder to provide all such information and materials and take all action as may be required to permit NRP to comply with all applicable requirements in connection with the registration of such Registrable Securities.

      (b) Anything contained in Section 2(a) hereof notwithstanding, NRP shall not be obligated to effect any registration of Registrable Securities under the Securities Act pursuant to Section 2(a) hereof, except in accordance with the following provisions:

            (i) NRP shall not be obligated to prepare and file and use its commercially reasonable efforts to cause to become effective, within the meaning of clause (iv) below, a registration statement pursuant to Section 2(a) hereof until February 1, 2004;

            (ii) NRP shall not be obligated to prepare and file and use its commercially reasonable efforts to cause to become effective, within the meaning


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

      of clause (iv) below, more than one (1) registration statement pursuant to
      Section 2(a) hereof;

            (iii) If the Conflicts Committee determines in its good faith judgment that a postponement of the filing or effectiveness of the requested registration for up to six months from the date of such request would be in the best interest of NRP and its Partners (as such term is defined in the Partnership Agreement) due to a pending transaction, investigation or event, NRP upon prompt written notice to the Requesting Unitholders, may delay the filing or effectiveness of such Registration statement for such period of time.

            (iv) At any time before the registration statement covering Registrable Securities becomes effective, the Requesting Unitholders that requested such registration may request NRP to withdraw or not to file the registration statement. In that event, if such request of withdrawal shall not have been caused by, or made in response to, a material adverse change in the business, properties, condition, financial or otherwise, or operations of NRP occurring on or after the date of such request, the demand registration right shall be deemed to have been effected, as provided in clause (ii) above, unless the Requesting Unitholders shall pay to NRP the expenses incurred by NRP in connection with such registration statement through the date of such request, in which case no such demand registration right shall be deemed to have been effected.

      (c) Subject to Section 2(b)(iv) hereof, no registration shall be deemed to have been requested or effected for any purposes under this Section 2: (A) unless a registration statement with respect thereto has become effective; (B) if, after it has become effective, any stop order, injunction or other order or requirement of the Commission or any other governmental agency or court, for any reason, affecting any of the Registrable Securities covered by such registration statement, is issued by the Commission or other governmental agency or court and not withdrawn within ten (10) Business Days; (C) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied by reason of a failure by or inability of NRP to satisfy any of such conditions, or the occurrence of an event outside the control of the relevant Requesting Unitholders; or (D) if the request for withdrawal made by the Requesting Unitholders pursuant to Section 2(b)(iv) hereof shall have been caused by, or made in response to, the material adverse change in the business properties, condition, financial or otherwise, or operations of NRP.

      (d) If a registration effected pursuant to this Section 2 is for an underwritten Public Offering, then NRP may include in such registration the number of securities (for its own account or the account of any securityholder), which in the opinion of such underwriters can be sold without adversely affecting the proposed offering or the offering price, provided the number of Registrable Securities requested by the Requesting Unitholders to be included in such registration shall not be reduced.

      Section 3. Piggyback Registration.




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      (a) With respect to any Registrable Securities, if at any time after May
1, 2004, NRP proposes for any reason to register any Common Units or Equity Equivalents (other than in connection with a business acquisition or otherwise on Form S-4 under the Securities Act (or any successor form) or an employee benefit plan or otherwise on Form S-8 under the Securities Act (or any successor form)) then it shall promptly give written notice at least fifteen (15) Business Days before the filing date to each of the holders of Registrable Securities of its intention to so register such Common Units or Equity Equivalents and, upon the written request, delivered to NRP within ten (10) Business Days after receipt of any such notice by NRP, of the Unitholders to include in such registration Registrable Securities (which request shall specify the number of Registrable Securities proposed to be included in such registration), NRP shall cause all such Registrable Securities to be included in such registration on the same terms and conditions as the Common Units or Equity Equivalents otherwise being sold in such registration, subject to the limitations set forth herein.

      (b) If a registration referred to in Section 3(a) hereof relates to an underwritten Public Offering on behalf of NRP, and the managing underwriters advise NRP in writing that the inclusion of all Registrable Securities requested to be included in such registration would materially and adversely affect the proposed offering or the offering price, NRP will include in such registration:
(i) first, all securities NRP proposes to sell, and (ii) second, (A) all Registrable Securities that the Requesting Unitholders request to be included in the underwritten Public Offering, plus (B) such other securities (provided such securities are of the same class as the securities being sold by NRP) as are requested to be included in such registration by the holders thereof pursuant to registration rights granted by NRP, all of which shall be allocated pro rata among the holders of such Registrable Securities and other securities on the basis of the dollar amount or number of Registrable Securities and other securities requested to be included therein by each such holder of Registrable Securities or other securities. If a registration referred to in Section 3(a) hereof relates to an underwritten secondary registration on behalf of holders of NRP's securities (other than holders of Registrable Securities in their capacity as such), and the managing underwriters advise NRP in writing that in their opinion the securities requested to be included in such registration exceeds the securities which can be sold in such offering without adversely affecting the offering or the offering price, NRP will include in such registration, (i) first, the securities which in the opinion of such underwriters can be sold without adversely affecting the offering or the offering price of the securities intended to be included therein on behalf of the other holders of NRP's securities, allocated among the holders of such securities in such proportions as NRP and such holders may agree, and (ii) to the extent of the balance, if any, the Registrable Securities requested to be included in such registration, allocated pro rata among the holders of such Registrable Securities on the basis of the securities requested to be included therein by each such holder.

      (c) If the registration referred to in Section 3(a) hereof involves an underwritten offering, the right of any Unitholder to include any Registrable Securities in such registration pursuant to this Section 3 shall be conditioned upon such Unitholders' participation in such underwritten offering. The Unitholders proposing to include their Registrable Securities pursuant to this
Section 3 shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by NRP.



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      (d) Notwithstanding anything to the contrary in this Section 3, if a registration referred to in Section 3(a) hereof relates to an underwritten offering of a class of securities of NRP different from the Registrable Securities proposed to be included in such offering and the managing underwriters advise that in their opinion Registrable Securities of a different class cannot be included in such offering without adversely affecting the offering or the offering price, then the holders of the Registrable Securities shall not be entitled to include Registrable Securities in such registration.

      (e) NRP shall have the right to terminate any proposed registration under this Section 3 at any time without any obligation to the Requesting Unitholders requesting inclusion in such registration under this Section 3.

      Section 4. Holdback Agreement.


      (a) If (i) NRP at any time shall register Common Units or Equity Equivalents under the Securities Act (including any registration pursuant to Section 3 hereof) for sale in an underwritten Public Offering, (ii) NRP shall have received a request from Unitholders pursuant to Section 3(a) hereof for inclusion of Registrable Securities in such underwritten Public Offering and
(iii) any such Registrable Securities requested to be included in such underwritten Public Offering shall be so included, then to the extent requested by the underwriters for such offering, the Unitholders shall not sell, make any short sale of, grant any option for the purchase of, or otherwise dispose of, directly or indirectly, any Registrable Securities (other than those Registrable Securities included in such registration) without the prior written consent of NRP, for a period designated by the managing underwriter in writing to the Unitholders, which period shall begin not more than seven (7) days prior to the effectiveness of the registration statement pursuant to which such Public Offering shall be made (or within seven (7) days prior to the execution of the applicable underwriting agreement in the case of an offering pursuant to Rule
415) and shall not last more than ninety (90) days after the closing of such Public Offering or such shorter holdback period to which NRP or other unitholders of NRP holding at least ten percent (10%) of the Common Units of NRP (on a fully diluted basis) are subject. The Requesting Unitholders will enter into agreements with the underwriters to the foregoing effect.

      (b) If, at any time, NRP is requested by the Requesting Unitholders to register Registrable Securities pursuant to Section 2(a) hereof under the Securities Act for sale in an underwritten Public Offering, then to the extent requested by the underwriters for such offering NRP shall not sell, make any short sale of, grant any option (other than under compensatory option or benefit plans of NRP or its Affiliates) for the purchase of, or otherwise dispose of, directly or indirectly, any securities similar to those being registered or any Equity Equivalents, without the prior written consent of the managing underwriter, for a period designated by the managing underwriter in writing to NRP, which period shall begin not more than seven (7) days prior to the effectiveness of the registration statement pursuant to which such public offering shall be made (or within seven (7) days prior to the execution of the applicable underwriting agreement in the case of an offering pursuant to Rule
415) and shall not last more than ninety (90) days after the closing of such Public Offering or such shorter holdback period to which the Unitholders are then subject.



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

      Section 5. Preparation and Filing.


      (a) If and whenever NRP is under an obligation pursuant to the provisions of this Agreement to effect the registration of any Registrable Securities, NRP shall:

            (i) cause a registration statement that registers such Registrable Securities to be filed with the Commission as promptly as practicable following the request delivered pursuant to Section 2 hereof, but in any event within sixty (60) days from the date of such request; provided, however, that if the filing of such registration statement shall be delayed as provided in Section 2 (b)(iii), such registration statement shall be filed within 15 days of the date upon which the Conflicts Committee shall determine such conflict shall no longer exist;

            (ii) use its commercial reasonable efforts to cause such registration statement to become effective as promptly as practicable, but in no event later than ninety (90) days following the filing of the registration statement pursuant to Section 5(a)(i) hereof;

            (iii) cause such registration statement to remain effective for a period (the "Registration Period") of one-hundred eighty (180) days (or such extended period pursuant to clause (viii) below) or until all of such Registrable Securities have been disposed of (if earlier);


            (iv) furnish, at least five (5) Business Days before filing a registration statement that registers such Registrable Securities, a prospectus relating thereto or any amendments or supplements relating to such a registration statement or prospectus, to Unitholders' Counsel, copies of all such documents proposed to be filed (it being understood that such five-Business-Day period need not apply to successive drafts of the same document proposed to be filed so long as such successive drafts are supplied to Unitholders' Counsel in advance of the proposed filing by a period of time that is customary and reasonable under the circumstances);

            (v) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective at all times during the Registration Period and to comply with the provisions of the Securities Act with respect to the sale or other disposition of such Registrable Securities;

            (vi) notify in writing Unitholders' Counsel promptly of (A) the receipt by NRP of any notification with respect to any comments by the Commission with respect to such registration statement or prospectus or any amendment or supplement thereto or any request by the Commission for the amending or supplementing thereof or for additional information with respect thereto, (B) the receipt by NRP of any notification with respect to any stop order issued or threatened to be issued by the Commission suspending the effectiveness


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      of such registration statement or prospectus or any amendment or supplement thereto or the initiation or threatening of any proceeding for that purpose and (C) the receipt by NRP of any notification with respect to the suspension of the qualification of such Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes;

            (vii) use its commercially reasonable efforts to register or qualify such Registrable Securities as promptly as practicable under such other securities or blue sky laws of such jurisdictions as the holders of such Registrable Securities reasonably request and to keep such registration and qualification in effect for so long as such registration statement remains in effect and to do any and all other acts and things which may be reasonably necessary or advisable to enable the holders of such Registrable Securities to consummate the disposition in such jurisdictions of the Registrable Securities owned by the holders of such Registrable Securities; provided, however, that NRP will not be required to qualify generally to do business or consent to general service of process or taxation in any jurisdiction where it would not otherwise be required to do so but for this clause (v);

            (viii) furnish, without charge, to the holders of such Registrable Securities such number of copies of such registration statement, prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents (including exhibits thereto and documents incorporated by reference therein) as such holders may reasonably request in order to facilitate the public sale or other disposition of such Registrable Securities;

            (ix) use its commercially reasonable efforts to cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities or self-regulatory organizations as may be necessary by virtue of the business and operations of NRP to enable the holders of such Registrable Securities to consummate the disposition of such Registrable Securities;

            (x) notify in writing holders of such Registrable Securities on a timely basis at any time when a prospectus relating to such Registrable Securities is required to be delivered under the Securities Act during the Registration Period of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, at the request of the holders of such Registrable Securities, prepare and furnish to such holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the offerees and purchasers of such units, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not


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      misleading in light of the circumstances then existing; provided, however, that the Registration Period shall be deemed to be extended by the number of days constituting the period commencing on and including the date of the giving of such notice to such seller and ending on and including the date when NRP made available to such seller an amended or supplemented prospectus;

            (xi) in the case of an underwritten offering, use its commercially reasonable efforts to obtain from its independent certified public accountants "comfort" letters in customary form and at customary times and covering matters of the type customarily covered by comfort letters;

            (xii) in the case of an underwritten offering, (A) use its commercially reasonable efforts to obtain from its counsel an opinion or opinions in customary form to the underwriters and the holders of such Registrable Securities and (B) to enter into a customary underwriting agreement and make representations and warranties to the underwriters, in form, substance and scope as are customarily made by issuers to underwriters in comparable underwritten offerings;

            (xiii) provide a transfer agent and registrar (which may be the same entity and which may be NRP) for such Registrable Securities;

            (xiv) if required, issue to any underwriter to which the holders of Registrable Securities may sell Common Units in such offering certificates evidencing such Registrable Securities;

            (xv) use its commercially reasonable efforts to list such Registrable Securities on the New York Stock Exchange or such other securities exchange on which the Common Units are traded;

            (xvi) use all reasonable efforts to obtain the lifting at the earliest possible time of any stop order suspending the effectiveness of such registration statement or of any order preventing or suspending the use of any preliminary prospectus included therein; and

            (xvii) use its commercially reasonable efforts to take all other steps necessary to effect the registration of such Registrable Securities contemplated hereby.

      (b) Each holder of such Registrable Securities, upon receipt of any notice from NRP of any event of the kind described in Section 5(a)(viii) hereof, shall forthwith discontinue disposition of such Registrable Securities pursuant to the registration statement covering such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by
Section 5(a)(viii) hereof, and, if so directed by NRP, such holder shall deliver to NRP all copies, other than permanent file copies then in such holder's possession, of the prospectus covering such Registrable Securities at the time of receipt of such notice.



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

      (c) With respect to a request pursuant to Section 2(a) hereof, the Requesting Unitholders shall choose the managing underwriter, provided that the managing underwriter is reasonably acceptable to NRP. In either case, the form of underwriting agreement shall be reasonably acceptable to NRP.

      (d) NRP may require each seller of Registrable Securities as to which any registration is being effected hereunder to furnish to NRP such information and complete such questionnaires regarding the seller and the distribution of such securities as NRP may from time to time reasonably request.

      Section 6. Expenses. All expenses (other than as provided in the last sentence of this Section 6) incident to the registration of Registrable Securities pursuant to Section 2 hereof, including, without limitation, the fees and expenses of the underwriters (to the extent applicable), all salaries and expenses of NRP's officers and employees performing legal or accounting duties, the expense of any annual audit or quarterly review, the expense of any liability insurance, all registration and filing fees, the expense and fees for listing securities on one (1) or more securities exchanges, the fees and expenses of complying with securities and blue sky laws, printing expenses, messenger and delivery expenses, fees and expenses of NRP's counsel and accountants, and the reasonable fees and expenses of one (1) counsel to the Unitholders (all such expenses being herein called "Registration Expenses"), shall be borne by NRP (subject to Section 2(b)(iv) hereof). All underwriting discounts and selling commissions applicable to the Registrable Securities and the fees and expenses of any counsel to the Unitholders not provided for in the above definition of Registration Expenses shall be borne by the holders selling such Registrable Securities, in proportion to the number of such Registrable Securities sold by each such holder.

      Section 7. Indemnification.


      (a) In connection with any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, NRP shall indemnify and hold harmless, to the fullest extent permitted by law, the holders of Registrable Securities, each other Person, if any, who controls any such holder of Registrable Securities within the meaning of the Securities Act or the Exchange Act, and each of their respective directors, officers and agents, against any and all losses, claims, damages or liabilities, joint or several (or actions or threatened actions in respect thereof), to which any of the foregoing Persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or threatened actions in respect thereof) arise out of or are based upon (i) an untrue statement or allegedly untrue statement of a material fact contained in the registration statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or
(ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein in light of the circumstances under which they were made not misleading. NRP shall reimburse each holder of Registrable Securities and each such controlling Person for any expenses (including reasonable attorneys' fees, disbursements and expenses as incurred) reasonably incurred by any of them in connection with investigating or defending against any such loss, claim, damage, liability, action or


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

threatened action. Notwithstanding the foregoing provisions of this Section 7, NRP shall not be liable to any such indemnified Person in any such case to the extent that any such loss, claim, damage, liability, action or threatened action (including any reasonable legal or other fees, disbursements and expenses incurred) arises out of or is based upon an untrue statement or allegedly untrue statement or omission or alleged omission made in said registration statement, preliminary prospectus, final prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to NRP by or on behalf of a holder of Registrable Securities specifically for use in the preparation thereof. The foregoing indemnity agreements of NRP and holders of Registrable Securities are subject to the condition that, insofar as they relate to any untrue statement, allegedly untrue statement, omission or alleged omission made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement in question becomes effective or the amended prospectus filed with the Commission pursuant to Commission Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any Person if a copy of the Final Prospectus was timely furnished to the indemnified party and was not furnished to the Person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

      (b) In connection with any registration of Registrable Securities under the Securities Act pursuant to this Agreement, each holder of Registrable Securities shall severally and not jointly indemnify and hold harmless, in the same manner and to the same extent as set forth in Section 7(a) hereof, NRP, each director of the general partner of NRP's general partner, each officer of the general partner of NRP's general partner who shall sign such registration statement and each Person who controls any of the foregoing Persons (within the meaning of the Securities Act), against any losses, claims, damages or liabilities, joint or several (or actions or threatened actions in respect thereof), to which any of the foregoing Persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or threatened actions in respect thereof) arise out of or are based upon any statement or omission from such registration statement, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information furnished to NRP by such holder with respect to such holder specifically for use in connection with the preparation of such registration statement, preliminary prospectus, final prospectus, amendment or supplement; provided, however, that the maximum amount of liability in respect of such indemnification shall be limited, in the case of each seller of Registrable Securities, to an amount equal to the net proceeds actually received by such seller from the sale of Registrable Securities effected pursuant to such registration.

      (c) Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in the preceding paragraphs of this Section 7, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the indemnifying party of the commencement of such action. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, (i) the indemnified party shall reasonably cooperate with the indemnifying party and its counsel in the defense of such claim, and
(ii) the indemnifying party shall not be responsible for any legal or other fees, disbursements and expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that if any indemnified party shall have reasonably concluded that there may be one (1) or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party and such indemnifying party shall reimburse such indemnified party and any Person controlling such indemnified party for that portion of the fees, disbursements and expenses of not more than one (1) counsel retained by the indemnified party in connection with the matters covered by the indemnity agreement provided in this Section 7; provided, that no indemnifying party shall, in connection with any such suit, be liable under this subsection for the fees and expenses of more than one (1) separate firm for all indemnified parties. No indemnifying party shall be liable for any compromise or settlement of any such action effected without its consent, such consent not to be unreasonably withheld. No indemnifying party, in the defense of any such claim or suit, shall, except with the consent of each indemnified party, which shall not be unreasonably withheld, consent to any compromise or settlement which does not include as an unconditional term thereof the giving by the claimant to such indemnified party of a release from all liability in respect of such claim or suit.

      (d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party hereunder with respect to any loss, claim, damage, liability, action or threatened action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability, action or threatened action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage, liability, action or threatened action as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether any statement or omission, including any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that the maximum amount of liability in respect of such contribution shall be limited, in the case of each seller of Registrable Securities, to an amount equal to the net proceeds actually received by such seller from the sale of Registrable Securities effected pursuant to such registration. The amount paid or payable by a party under this Section 7(d) as a result of the loss, claim, damage, liability, action or threatened action referred to above shall be deemed to include any legal or other fees (subject to the limitations set forth in Section 7(c) hereof), disbursements and expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation or by any method of allocation which does not take account of the equitable considerations referred to in the first and second sentences of this
Section 7(d). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

      (e) The provisions of this Section 7 shall be in addition to any other liability which any indemnifying party may have to any indemnified party and shall survive the termination of this Agreement.

      Section 8. Underwriting Agreement. To the extent that the holders of Registrable Securities participating in any underwritten offering shall enter into an underwriting or similar agreement that contains provisions which conflict with any provision of Section 7 hereof, as between NRP and such holders of Registrable Securities, the provisions contained in Section 7 hereof shall control.

      Section 9. Information by Holder. The Unitholders shall furnish to NRP such written information regarding the Unitholders and the distribution proposed by the Unitholders as NRP may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

      Section 10. Exchange Act Compliance. NRP agrees to and shall comply with all of the reporting requirements of the Exchange Act applicable to it. Upon the request of any holder of Registrable Securities, NRP shall deliver to such holder a written statement as to whether it has complied with such requirements. NRP shall cooperate with the Unitholders in supplying such information as may be necessary for the Unitholders to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of Rule 144.

      Section 11. Termination. Except as provided in Section 7(e) hereof, this Agreement shall terminate and be of no further force or effect when there shall no longer be any Registrable Securities outstanding.

      Section 12. Miscellaneous.


      (a) Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally at by facsimile transmission or mailed (prepaid first class certified mail, return receipt requested) to the parties at the following addresses or facsimile numbers:


      If to NRP, to:

           Natural Resource Partners L.P.
           601 Jefferson Street, Suite 3600
           Houston, Texas 77002
           Attention:  General Counsel
           Fax No.  (713) 650-0606

      With a copy to:

           GP Natural Resource Partners LLC
           601 Jefferson Street, Suite 3600
           Houston, Texas 77002
           Attention:  General Counsel

           Fax No.  (713) 650-0606

      If to Ark or its Affiliates, to:

           Ark Land Company
           One CityPlace Drive, Suite 300
           St. Louis, Missouri 63141
           Attention: General Counsel
           Fax No.  (314) 994-2734

      With a copy to:

           Arch Coal, Inc.
           One CityPlace Drive, Suite 300
           St. Louis, Missouri 63141
           Attention: General Counsel
           Fax No.  (314) 994-2734

All such notices, requests and other communications will (i) if delivered personally against written receipt to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt or upon the next Business Day if received after normal business hours or a day which is not a Business Day, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice is received by any other person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

      (b) Specific Performance. The parties hereto agree that in the event any provision of this Agreement was not performed in accordance with the terms hereof, irreparable damage would occur, and that the parties shall therefore be entitled to specific performance of the terms hereof, in addition to any remedy that may be available to any of them at law or equity and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief.

      (c) Acknowledgement. By executing this Agreement, Ark hereby acknowledges, agrees and confirms that as a result of that certain Purchase and Sale Agreement, dated as of December 22, 2003, between Ark and Robertson Coal Management LLC, a Delaware limited liability company, Ark is no longer an Affiliate (as defined in the NRP Partnership Agreement) of the general partner of NRP, and therefore, no longer is entitled to registration rights under the NRP Partnership Agreement.

      (d) Entire Agreement. This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof, and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

      (e) Successors and Assigns. This Agreement shall bind and inure to the benefit of NRP and the Unitholders and, subject to Section 12(f) hereof, the respective successors and assigns of NRP and the Unitholders.


      (f) Assignment. Each Unitholder may assign its rights hereunder to any Affiliate that is a purchaser or transferee of Registrable Securities; provided, however, that (i) such transfer is otherwise effected in accordance with applicable securities laws, (ii) such purchaser or transferee shall, as a condition to the effectiveness of such assignment, be required to execute a counterpart to this Agreement agreeing to be treated as a Unitholder, whereupon such purchaser or transferee shall have the benefits of and shall be subject to the restrictions contained in this Agreement as if such purchaser or transferee was originally included in the definition of a Unitholder and had originally been a party hereto and (iii) NRP is given written notice of such transfer after such transfer, setting forth the name and address of such Affiliate assignee and identifying the Registrable Securities with respect to which such registration rights have been assigned. Schedule I hereto shall, from time to time, be amended to include the name, address and numbers of Registrable Securities of each such Unitholder.

      (g) Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one (1) or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

      (h) Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.


      (i) No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person except to the extent such Person is expressly given rights herein.

      (j) Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.


      (k) Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof,
(iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

      (l) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas applicable to a contract executed and performed in such State without giving effect to the conflicts of laws principles thereof.


      (m) Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

      IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be executed as of the date first written above.

                                     ARK LAND COMPANY

                                     By:     /S/ Steven E. McCurdy
                                             -----------------------------------
                                             Name:   Steven E. McCurdy
                                             Title:     President




                                     NATURAL RESOURCE PARTNERS L.P.

                                     By:    GP Natural Resource Partners LLC,
                                             its General Partner

                                     By:    /S/ Wyatt L. Hogan
                                            ------------------------------------
                                            Name:  Wyatt L. Hogan
                                            Title: Vice President and General
                                                   Counsel




                 SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

                                   SCHEDULE I

 Unitholders                 Number of Registrable Securities Held

 Ark Land Company            4,796,920